Exhibit 23.2

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Benitec Biopharma Inc. of the Squar Milner LLP report dated September 23, 2020, relating to the Company’s consolidated financial statements, which appear in Benitec Biopharma Inc.’s Annual Report on Form 10-K for the year ended June 30, 2020. Squar Milner LLP merged into Baker Tilly US, LLP on November 1, 2020. As such, Baker Tilly US, LLP is a successor in interest to Squar Milner LLP.

/S/ BAKER TILLY US, LLP

Campbell, California

February 18, 2021